UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2022

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 234-3098
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 6, 2022, the Board of Directors (the “Board”) of American Virtual Cloud Technologies, Inc. (the “Company”) increased the size of the Board to eleven members, and appointed Michael Tessler to fill the newly-created vacancy on the Board. The Board also elected Mr. Tessler as non-executive Chairman of the Board, replacing Lawrence E. Mock, Jr. in that role.

Mr. Tessler, age 60, was a co-founder of Broadsoft, Inc. (“BroadSoft”), and served as a director of BroadSoft from its inception, and as its President and Chief Executive Officer from December 1998, until its sale to Cisco Systems, Inc. (“Cisco”) in February 2018. Following the sale of BroadSoft, Mr. Tessler served as General Manager of Cisco’s Cloud Calling Business Unit until March 2020, and since April 2020, Mr. Tessler has served as a Managing Partner at True North Advisory, a strategic advisory firm. Prior to co-founding BroadSoft, Mr. Tessler was Vice President of Engineering of Celcore, Inc. (“Celcore”), a wireless equipment company, and the Celcore organization of DSC Communications Corporation, which acquired Celcore in 1997 and which was then acquired by Alcatel USA, Inc. Before joining Celcore, Mr. Tessler held a number of senior management positions at Nortel Networks Corporation and founded and led a services development business unit that helped local exchange carriers build and deploy advanced services on their digital networks. Mr. Tessler currently serves as a non-executive director at BAI Communications, a global communications infrastructure provider, and on the Internet2 Technology Evaluation Center advisory board at Texas A&M University.

In connection with Mr. Tessler’s appointment as Chairman of the Board, Mr. Tessler received a grant, under the Company’s 2020 Equity Incentive Plan, of one million restricted stock units, with vesting to occur in equal quarterly installments over a three-year period commencing on February 1, 2022, subject to Mr. Tessler’s continuous service with the Company (subject to vesting in full if Mr. Tessler should be removed from the Board as a result of a change-in-control of the Company).

Item 8.01 Other Events.

On January 7, 2022, the Company issued a press release regarding the appointment of Mr. Tessler. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated January 7, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Thomas H. King
Name: Title:	Thomas H. King Chief Financial Officer

Date: January 10, 2022